Suite 900 Purdy's Wharf Tower One 1959 Upper Water Street Halifax, NS Canada B3J 3N2	Correspondence: P.O. Box 997 Halifax, NS Canada B3J 2X2	Telephone: 902.420.3200 Fax: 902.420.1417 halifax@smss.com www.smss.com	Charles S. Reagh Direct Dial: 902.420.3335 Direct Fax: 902.496.6173 csr@smss.com

File Reference: NS1341-212

May 23, 2006

YM BioSciences Inc.
5045 Orbitor Drive
Building 11, Suite 400
Mississauga, ON L4W 4Y4

Dear Sirs/Mesdames:

Re: YM BioSciences Inc. (the “Company”) - Registration Statement on Form S-8

We have acted as local counsel in the Province of Nova Scotia to the Company, a company limited by shares continued under the laws of the Province of Nova Scotia, Canada, in connection with the Company’s Registration Statement on Form S-8 proposed to be filed with the United States Securities and Exchange Commission (the “SEC”) on or about May 23, 2006 (the “Registration Statement”). We understand that the Registration Statement covers the registration of up to 7,000,000 shares of common stock of the Company (the “Shares”), issuable by the Company pursuant to the Company’s 2005 Amended and Restated Stock Option Plan (the “Plan”).

We are solicitors qualified to practice law in the Province of Nova Scotia and we express no opinion as to any laws or any matters governed by any laws other than the laws of such Province and the federal laws of Canada applicable therein. We express no opinions as to the securities laws of the Province of Nova Scotia.

The opinions expressed herein are based upon and subject to legislation, regulations, rules, policies, procedures and administrative practices of the applicable securities regulatory authorities in effect on the date hereof, and we assume no obligation to update the opinions set forth herein after the date hereof.

In connection with the opinions expressed in this letter we have considered such questions of law and examined such statutes, public and corporate records, certificates of governmental authorities and officers of the Company, other documents and conducted such other examinations as we have considered necessary for the purpose of our opinion.

We do not maintain and have not reviewed the minute books or other corporate records of the Company and have provided this opinion in reliance upon the certified copies of excerpts therefrom and information therefrom which is certified to us in certificates referred to below.

Among other things, we have examined and relied upon the originals, facsimiles or copies, certified or otherwise authenticated to our satisfaction, of the following:

(a)	executed copy of the Plan;

(b)	certified copies of the resolutions of the directors of the Company dated September 8, 2005 authorizing the Plan and the allotment, reservation and issue of the Shares pursuant thereto;

(c)
a certificate of the Chairman and Chief Executive Office, and Director, Finance & Administration of the Company relating to certain factual matters including the authorized and issued capital of the Company (the “Officers’ Certificate”); and

(d).	a certificate of status pertaining to the Company issued on behalf of the Registrar of Joint Stock Companies for the Province of Nova Scotia, dated May 19, 2006.

In rendering the opinions expressed herein we have assumed:

(a)
the genuiness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by in original or copy form and the legal competence of each individual executing any document;

(b)	the identity and capacity of all individuals acting or purporting to act as public officials;

(c)	the accuracy and completeness of all information provided to us by offices of public record;

(d)	the accuracy and completeness of all information in the Officer’s Certificate and all other certificates reviewed by us; and

(e)	that all Shares will be issued in accordance with the terms of the Plan and the Company shall have received the full consideration for issuance of the Shares as contemplated by the Plan.

We have also considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered, will be duly authorized, validly issued, fully paid and non-assessable.

The opinions in this letter are given solely in connection with the transactions referred to herein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 by the Company to effect registration of the Shares to be issued pursuant to the Plan under the United States Securities Act of 1933, as amended (the “Securities Act”) and to the references to this firm in the Registration Statement In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours faithfully,

/s/ STEWART MCKELVEY STIRLING SCALES

STEWART MCKELVEY STIRLING SCALES